UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 12, 2016

WESTERN GAS PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34046	26-1075808
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices) (Zip Code)
(832) 636-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 12, 2016, Western Gas Partners, LP (the “Partnership”) completed the public offering of $500.0 million aggregate principal amount of 4.650% senior notes due 2026 (the “Notes”).

The terms of the Notes are governed by the Indenture, dated as of May 18, 2011 (the “Base Indenture”), by and among the Partnership, the prior subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as amended and supplemented by the Eighth Supplemental Indenture (the “Supplemental Indenture”), dated as of July 12, 2016, by and between the Partnership and the Trustee, setting forth the specific terms applicable to the Notes (the Base Indenture, as amended and supplemented by the Supplemental Indenture, the “Indenture”). Interest on the Notes will accrue from July 12, 2016, and will be payable semi-annually on January 1 and July 1 of each year, with the initial interest payment being due on January 1, 2017.

The Partnership may redeem all or some of the Notes, in whole or in part, at any time prior to their maturity at the redemption price as set forth in the Indenture. The Notes rank equally in right of payment with all of the Partnership’s existing and future senior indebtedness and senior to any subordinated indebtedness that the Partnership may incur.

The Indenture contains covenants that will limit the ability of the Partnership and certain of its subsidiaries to create liens on its principal properties, engage in sale and leaseback transactions, merge or consolidate with another entity or sell, lease or transfer substantially all of its properties or assets to another entity. Initially, the Notes will not be guaranteed by any of the Partnership’s subsidiaries. In the future, however, if any of the Partnership’s subsidiaries guarantees the Partnership’s obligations under its revolving credit facility, then that subsidiary will, jointly and severally, fully and unconditionally guarantee the Partnership’s payment obligations under the Notes so long as such subsidiary has any guarantee obligation under the Partnership’s revolving credit facility.

The Indenture also contains customary events of default, including, among other things, (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of principal of or premium, if any, on the Notes at maturity, upon redemption or otherwise; and (iii) certain events of bankruptcy or insolvency with respect to the Partnership. If an event of default occurs and is continuing with respect to any series of Notes, the Trustee or the holders of not less than 25% in principal amount of such series of outstanding Notes may declare the principal amount of such Notes and all accrued and unpaid interest to be due and payable. Upon such a declaration, such principal amount will become due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Partnership occurs and is continuing, the principal amount of such Notes outstanding will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of such Notes.

Other material terms of the Notes, the Base Indenture and the Supplemental Indenture are described in the prospectus supplement relating to the Notes, dated June 30, 2016, as filed by the Partnership with the Securities and Exchange Commission on July 1, 2016. The foregoing description of the Supplemental Indenture is qualified in its entirety by reference to the full text of such Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Notes and the Indenture set forth in Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of the Exhibit
4.1	Eighth Supplemental Indenture, dated as of July 12, 2016, by and between Western Gas Partners, LP, as Issuer, and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of 4.650% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP

	By:	Western Gas Holdings, LLC, its general partner

Dated: July 12, 2016	By:	/s/ Philip H. Peacock
Philip H. Peacock Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
4.1	Eighth Supplemental Indenture, dated as of July 12, 2016, by and between Western Gas Partners, LP, as Issuer, and Wells Fargo Bank, National Association, as Trustee.
4.2	Form of 4.650% Senior Notes due 2026 (included as Exhibit A to Exhibit 4.1).
5.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).